Exhibit 99.1

LIMITED BRANDS REPORTS RECORD 2004 SECOND QUARTER EARNINGS;

ANNOUNCES ADDITIONAL $250 MILLION SHARE REPURCHASE PROGRAM;

DECLARES QUARTERLY DIVIDEND

Columbus, Ohio, August 19, 2004 — Limited Brands (NYSE: LTD) today reported 2004 second quarter results.

Second Quarter Results

On a reported basis, earnings per share were $0.31 for the second quarter compared to $0.19 last year. Operating income was $226.9 million compared to $170.4 million last year, and net income was $148.0 million compared to $102.0 million last year.

On an adjusted basis, second quarter earnings per share increased 53% to $0.29 compared to $0.19 last year, operating income was $226.9 million compared to $170.4 million last year, and net income was $137.3 million compared to $102.0 million last year.

Comparable store sales for the quarter ended July 31, 2004 increased 9% and net sales of $2.211 billion increased 10% compared to sales of $2.014 billion last year.

Year-to-Date Results

On a reported basis, earnings per share were $0.49 for the six months ended July 31, 2004 compared to $0.38 last year. Operating income was $346.3 million compared to $279.4 million last year, and net income was $244.6 million compared to $199.5 million last year.

On an adjusted basis, year-to-date earnings per share increased 41% to $0.41 compared to $0.29 last year, operating income was $346.3 million compared to $279.4 million last year, and net income was $205.1 million compared to $151.8 million last year.

Comparable store sales for the six months ended July 31, 2004 increased 8% and net sales of $4.189 billion increased 9% compared to sales of $3.856 billion last year.

Share Repurchase Program

As part of its ongoing strategy to return value to its shareholders, the Company announced that its Board of Directors has authorized an additional $250 million share repurchase program. As of the close of business yesterday, the Company had substantially completed its existing $100 million share repurchase program through the repurchase of 4.7 million shares for $90.5 million.

2004 Outlook

The Company stated that it is comfortable with the current First Call consensus earnings estimate for the third quarter of $0.06 per share. Given the upside delivered in the second quarter, the Company is increasing its 2004 earnings per share estimate to a range of $1.30 to $1.35.

The Company also stated that August sales have been below plan at the apparel group, and that overall comparable store sales are currently slightly below its expectation for a low single digit positive comp.

Leslie H. Wexner, Chairman and CEO, stated: “The sales and profit momentum at Limited Brands continues with record earnings results for the second quarter and Spring season. I am very pleased and encouraged by the significant progress made in each of our brands. The authorization of an additional share repurchase program is a reflection of our optimism about the future performance of the business.” Mr. Wexner added, “Despite severe weather and record energy prices that have impacted the general retail environment in the last few months, we remain confident in our ability to deliver earnings growth in the Fall season.”

Declaration of Quarterly Dividend

The Company also announced the declaration of its regular quarterly dividend of $0.12 per share payable on September 14, 2004, to shareholders of record at the close of business on September 3, 2004. This is the Company’s 118th consecutive quarterly dividend.

To hear the Company’s live second quarter earnings conference call, log on to www.LimitedBrands.com at 8:00 a.m. EDT on Thursday, August 19, 2004, or call 1-877-601-1433. To hear a replay of the earnings call, dial 1-800-337-6551, followed by the ID code LTD (583). An audio replay of the conference call, as well as additional financial information, will also be available at www.LimitedBrands.com.

Adjusted Results

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of financial results and improve comparability of financial information from period to period. Adjusted results as reported above include the following:

Adjustment Related to Galyan’s Trading Company:

•	Adjustment to exclude a second quarter 2004 pretax non-operating gain of $17.6 million, or $0.02 per share, resulting from the sale of the Company’s remaining interest in Galyan’s Trading Company.

Adjustment Related to New York & Company:

•	Adjustment to exclude a first quarter 2004 pretax non-operating gain of $44.9 million, or $0.06 per share, resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

Adjustment Related to Alliance Data Systems:

•	Adjustment to exclude a first quarter 2003 pretax non-operating gain of $79.7 million, or $0.09 per share, resulting from the sale of approximately half of the Company’s interest (7 million shares) in Alliance Data Systems Corporation (NYSE: ADS) in a secondary offering.

Please refer to the attached income statements for the quarter for a reconciliation of reported and adjusted results.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Express Men’s, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,836 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results for 2004 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; the impact of competition and pricing; changes in weather patterns; political stability; postal rate increases and charges; paper and printing costs; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company’s products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner; risks associated with relying on foreign sources of production; availability of suitable store locations on appropriate terms and other factors that may be described in the Company’s filings with the Securities and Exchange Commission. The forward-looking information provided in this press release or the second quarter earnings call is based on information available to the Company as of the date of this press release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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For further information, please contact:

Tom Katzenmeyer

Senior Vice President, Investor, Media and Community Relations Limited Brands 614-415-7076

www.LimitedBrands.com

(attachments: Consolidated Statements of Income and Reconciliation of Adjusted Results, pages 4-5)

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED JULY 31, 2004 AND AUGUST 2, 2003

(Unaudited)

(In thousands except per share amounts)

	2004			2003
	Reported	Adjustments	Adjusted
Net Sales	$2,210,832	—	$2,210,832	$2,014,106
Gross Income	797,969	—	797,969	702,224
General, Administrative and Store Operating Expenses	(571,026)	—	(571,026)	(531,857)

Operating Income	226,943	—	226,943	170,367
Interest Expense	(12,047)	—	(12,047)	(11,425)
Interest Income	8,459	—	8,459	8,107
Other Income (Loss)	980		980	910
Gain on Investee’s Stock	17,617	(17,617)	—	—

Income Before Income Taxes	241,952	(17,617)	224,335	167,959
Provision for Income Taxes	94,000	(7,000)	87,000	66,000

Net Income	$147,952	$(10,617)	$137,335	$101,959

Net Income Per Share	$0.31		$0.29	$0.19

Weighted Average Shares Outstanding	480,296		480,296	526,348

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

TWENTY-SIX WEEKS ENDED JULY 31, 2004 AND AUGUST 2, 2003

(Unaudited)

(In thousands except per share amounts)

	2004			2003
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$4,189,035	—	$4,189,035	$3,856,403	—	$3,856,403
Gross Income	1,473,623	—	1,473,623	1,314,287	—	1,314,287
General, Administrative and Store Operating Expenses	(1,127,308)	—	(1,127,308)	(1,034,869)	—	(1,034,869)

Operating Income	346,315	—	346,315	279,418	—	279,418
Interest Expense	(23,690)	—	(23,690)	(38,395)	—	(38,395)
Interest Income	16,433	—	16,433	17,341	—	17,341
Other Income (Loss)	41,914	(44,857)	(2,943)	(7,561)	—	(7,561)
Gain on Investees’ Stock	17,617	(17,617)	—	79,686	(79,686)	—

Income From Continuing Operations
Before Income Taxes	398,589	(62,474)	336,115	330,489	(79,686)	250,803
Provision for Income Taxes	154,000	(23,000)	131,000	131,000	(32,000)	99,000

Net Income	$244,589	$(39,474)	$205,115	$199,489	$(47,686)	$151,803

Net Income Per Share	$0.49		$0.41	$0.38		$0.29

Weighted Average Shares Outstanding	497,868		497,868	526,690		526,690

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2004

In the first quarter of 2004, adjusted results exclude a $44.9 million pretax, non-operating gain resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

In the second quarter of 2004, adjusted results exclude a $17.6 million pretax, non-operating gain resulting from the sale of our remaining interest in Galyan’s Trading Company.

Fiscal 2003

In the first quarter of 2003, adjusted results exclude a $79.7 million pretax, non-operating gain resulting from the sale of approximately one-half of the Company’s investment in Alliance Data Systems Corporation.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.